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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               --------------------------------------------------


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 19, 1997 with respect to the combined financial statements of the Equipe Combined Companies incorporated by reference in the Registration Statement (Form S-3) and the related Prospectus of PRI Automation, Inc. for the registration of 1,405,433 shares of its common stock.




                            /s/ Ernst & Young LLP



San Jose, California
September 24, 1998